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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The BFGoodrich Company on Form S-4 of our report dated September 11, 1997, on our audit of Rohr, Inc. for the year ended July 31, 1996, appearing in the Annual Report on Form 10-K of The BFGoodrich Company for the year ended December 31, 1998, and to the reference to us under the headings "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
March 3, 1999